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                                                          Exhibit 4B


                                                          Suite 3000
                                                          79 Wellington St. W.
                                                          Box 270, TD Centre
                                                          Toronto, Ontario
                                                          M5K 1N2  Canada
[TORYS LLP LOGO]
                                                          TEL 416.865.0040
                                                          FAX 416.865.7380

                                                          www.torys.com

                                                          Philip de L. Panet
                                                          TEL  416.865.7634
                                                          ppanet@torys.com




                                                                January 16, 2003

VIA SEDAR

TO:      CANADIAN SECURITIES REGULATORY AUTHORITIES

Dear Sirs/Mesdames:

                  RE:       SHERRITT COAL ACQUISITION INC.
                            WITHDRAWAL OF TAKE-OVER BID REGARDING FORDING INC.

                  Pursuant to an agreement entered into among Fording Inc., Teck Cominco Limited, Westshore Terminals Income Fund, Ontario Teachers Pension Plan Board and Sherritt International Corporation, Sherritt Coal Acquisition Inc. hereby immediately withdraws its take-over bid circular dated October 25, 2002, as amended on December 16, 2002 and again on January 6, 2003. The Agreement is described in a press release issued by each of the parties on January 13, 2003 and filed under SEDAR project number 506719.

                  Please call me if you have any questions regarding this matter.

                                                   Yours truly,



                                                   "PHILIP DE L. PANET"

c:          Sam Ingram, SHERRITT INTERNATIONAL CORPORATION
            Brian Gibson, ONTARIO TEACHERS PENSION PLAN BOARD
            Stan Magidson, OSLER, HOSKIN & HARCOURT LLP
            Peter Rozee, TECK COMINCO LIMITED
            Michael Korenberg, WESTSHORE TERMINALS INCOME FUND
            James Junewicz, MAYER, BROWN, ROWE & MAW
            Beth Riley, BENNETT JONES LLP
            Geoff Creighton, TORYS LLP
            Patrice Walch-Watson, TORYS LLP